September 23, 2022

State Street Bank and Trust Company

200 Newport Ave

North Quincy, MA 02171

Attention: Steven Bagley Jr., Managing Director

Re:	Each Putnam exchange traded fund identified on Exhibit A hereto (each, a “New Putnam ETF Fund”, and collectively, the “New Putnam ETF Funds”)

Ladies and Gentlemen:

Please be advised that each New Putnam ETF Fund has been formed as a separate series of the Putnam ETF Trust that is registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 11.5, the Additional Fund provision, of the Master Sub-Accounting Services Agreement dated as of January 1, 2007 (as amended, the “Agreement”) by and between Putnam Investment Management, LLC (the “Administrator”) and State Street Bank and Trust Company (“State Street”), the Administrator hereby requests that State Street act as Sub-Accounting Agent for the New Putman ETF Funds under the terms of the aforementioned contract effective as of [*] (the “Effective Date”). In connection with such request, the Administrator hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. An updated Appendix A to the Agreement reflecting this addition is attached. Appendix A has also been updated to reflect the removal of certain Putnam Funds/Portfolios that have liquidated and/or are no longer in existence.

Additionally, the Administrator hereby requests, and State Street hereby agrees, that State Street shall provide the services as listed on Appendix C solely with respect to the New Putnam ETF Funds, effective as of the Effective Date, subject to the authorization and direction of the Administrator and in accordance with procedures which may be established from time to time between the Administrator and State Street. For the avoidance of doubt, the services as listed on Appendix C hereto were previously added for the existing Putnam ETF funds listed on Appendix A hereto and such services will continue to apply for such existing Putnam ETF funds in addition to the New Putnam ETF Funds.

Terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Administrator.

Sincerely,

Putnam Investment Management, LLc

By: /s/ Susan Malloy

Name: Susan Malloy

Title: Head of Accounting and Middle Office Services

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Stephanie B. Mansfield_____________________

Name: Stephanie B. Mansfield

Title: Managing Director, Global Relationship Management

Exhibit A

New Putnam ETF Funds

Putnam ETF Trust

Putnam BDC Income ETF

Putnam Emerging Markets ex-China ETF

Putnam BioRevolution ETF

APPENDIX A

to

Master Sub-Accounting Services Agreement

FUND/PORTFOLIO	Putnam Fund #	State Street Fund #

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund	259	38MY
Putnam Dynamic Asset Allocation Conservative Fund	264	38MZ
Putnam Dynamic Asset Allocation Growth Fund	250	38MX
Putnam Income Strategies Portfolio	VC9	38AK

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND	027	38Q5
PUTNAM CONVERTIBLE SECURITIES FUND	008	38QG
PUTNAM DIVERSIFIED INCOME TRUST	075	38MS
PUTNAM LARGE CAP VALUE FUND (f/k/a PUTNAM EQUITY INCOME FUND)	012	38QH

PUTNAM FUNDS TRUST
on behalf of:
Putnam Short Duration Bond Fund	EB3	38V5
Putnam Fixed Income Absolute Return Fund	EC3	38V6
Putnam Multi-Asset Absolute Return Fund	ED8	38V8
Putnam Capital Spectrum Fund	GA6	38VW
Putnam Dynamic Asset Allocation Equity Fund	FL7	38ZA
Putnam Dynamic Risk Allocation Fund	EC2	38BG
Putnam Emerging Markets Equity Fund	CT2	38P4
Putnam Equity Spectrum Fund	GA7	38VX
Putnam Floating Rate Income Fund	29X	38PJ
Putnam Focused Equity Fund	EL8	38VE
Putnam Global Technology Fund	EM7	38VF
Putnam Intermediate-Term Municipal Income Fund	ND5	38AM
Putnam International Value Fund	2CE	38ND
Putnam Multi-Cap Core Fund	HF8	38WG
Putnam Ultra Short Duration Income Fund	LU7	38BE
Putnam Short Term Investment Fund	NB2	38AJ
Putnam Short-Term Municipal Income Fund	NC7	38AL
Putnam Small Cap Growth Fund	2HF	38NI
Putnam Mortgage Opportunities Fund	PZ4	38PO

Putnam Focused International Equity Fund (f/k/a PUTNAM GLOBAL EQUITY FUND)	005	38QE
PUTNAM GLOBAL HEALTH CARE FUND	021	38QJ
PUTNAM GLOBAL INCOME TRUST	041	38QL
Putnam High Yield Fund	060	38MI
PUTNAM INCOME FUND	004	38QD
PUTNAM INTERNATIONAL EQUITY FUND	841	38NX

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Growth Opportunities Fund	2AP	38QR
Putnam International Capital Opportunities Fund	2AZ	38PG
Putnam Sustainable Future Fund	2OV	38NO
Putnam Research Fund	2AQ	38NB
Putnam Small Cap Value Fund	2MF	38NL
Putnam Government Money Market Fund	QW2	38GM

PUTNAM MANAGED MUNICIPAL INCOME TRUST	052	38R1
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND	845	38RD
PUTNAM MASTER INTERMEDIATE INCOME TRUST	074	38MR
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND	847	38RF
PUTNAM MONEY MARKET FUND	010	38Q2
Putnam Sustainable Leaders Fund	852	38NY
PUTNAM MUNICIPAL OPPORTUNITIES TRUST	582	38RB
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND	019	38Q4
PUTNAM NEW YORK TAX EXEMPT INCOME FUND	030	38Q6
PUTNAM OHIO TAX EXEMPT INCOME FUND	848	38RG
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND	047	38R0
PUTNAM PREMIER INCOME TRUST	073	38MQ

PUTNAM TARGET DATE FUNDS
on behalf of:
Putnam RetirementReady 2065 Fund	WJ7	38B2
Putnam RetirementReady 2060 Fund	QN8	38KH
Putnam RetirementReady 2055 Fund	KT2	38KB
Putnam RetirementReady 2050 Fund	7CR	FFAM
Putnam RetirementReady 2045 Fund	40M	FFAD
Putnam RetirementReady 2040 Fund	40F	FFAB
Putnam RetirementReady 2035 Fund	49Y	FFAL
Putnam RetirementReady 2030 Fund	49R	FFAJ
Putnam RetirementReady 2025 Fund	49K	FFAI
Putnam RetirementReady Maturity Fund	48P	FFAF

Putnam Retirement Advantage 2025 Fund	UU4	38BL
Putnam Retirement Advantage 2030 Fund	UU5	38BN
Putnam Retirement Advantage 2035 Fund	UU6	38BP
Putnam Retirement Advantage 2040 Fund	UU7	38BQ
Putnam Retirement Advantage 2045 Fund	UU8	38BR
Putnam Retirement Advantage 2050 Fund	UU9	38BS
Putnam Retirement Advantage 2055 Fund	UV2	38BU
Putnam Retirement Advantage 2060 Fund	UV3	38BV
Putnam Retirement Advantage 2065 Fund	WJ8	38B1
Putnam Retirement Advantage Maturity Fund	UV4	38BM

PUTNAM TAX EXEMPT INCOME FUND	011	38Q3

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam Strategic Intermediate Municipal Fund (f/k/a Putnam AMT-Free Municipal Fund)	035	38Q7
Putnam Tax-Free High Yield Fund	036	38Q8

Putnam Mortgage Securities Fund	032	38MF

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Multi-Asset Absolute Return Fund	LC3	38AD
Putnam VT Mortgage Securities Fund	2PX	38NP
Putnam VT Small Cap Growth Fund	23K	38QO
Putnam VT Diversified Income Fund	961	38PA
Putnam VT Equity Income Fund	23N	38QP
Putnam VT George Putnam Balanced Fund	2IS	38QV
Putnam VT Global Asset Allocation Fund	070	38MO
Putnam VT Global Equity Fund	016	38QI
Putnam VT Global Health Care Fund	2IW	38QW
Putnam VT Growth Opportunities Fund	2PU	38QY
Putnam VT High Yield Fund	067	38MN
Putnam VT Income Fund	068	38QM
Putnam VT International Equity Fund	2DO	38NF
Putnam VT Emerging Markets Equity Fund	2DP	38NG
Putnam VT International Value Fund	2DN	38NE
Putnam VT Multi-Cap Core Fund	2IO	38QU
Putnam VT Government Money Market Fund	069	38R5
Putnam VT Sustainable Leaders Fund	098	38PF
Putnam VT Sustainable Future Fund	23H	38MV

Putnam VT Research Fund	2LA	38PH
Putnam VT Small Cap Value Fund	2MJ	38NM

George Putnam Balanced Fund	001	38QA

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam PanAgora Risk Parity Fund	SP2	38PU
Putnam PanAgora Risk Parity Ltd.	SN9	38PX

Putnam ETF Trust
Putnam Focused Large Cap Growth ETF
Putnam Focused Large Cap Value ETF
Putnam Sustainable Future ETF
Putnam Sustainable Leaders ETF
Putnam BDC Income ETF
Putnam Emerging Markets ex-China ETF
Putnam BioRevolution ETF

Appendix c

Form N-CEN Section E Support Services

(the “Form N-CEN Services” or the “Services”)

(a)        Data Only N-CEN Section E Solution (Aggregation of Data and Standard Report Delivery). No Filing.

• Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Administrator (including from any third parties with whom the Administrator will need to coordinate in order to produce such data, documentation, and information), State Street will use required data, documentation, assumptions, information and assistance from the Administrator, the Administrator’s internal systems and, in the case of Trusts not administered by State Street or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and provide Form N-CEN Section E data for review by the Administrator.

• The Administrator acknowledges and agrees that it will be responsible for (i) reviewing and approving such N-CEN Section E data, (ii) incorporating such information into the Fund’s filing mechanism, and (iii) producing an .XML file and filing the N-CEN update with the SEC.

The Form N-CEN Services will be provided to each Trust as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Administrator and by virtue of an updated Annex 1 that is signed by both parties.

Trust Duties, Representations and Covenants in Connection with Form N-CEN Support Services.

The provision of the Services to the Administrator by State Street is subject to the following terms and conditions:

1.       The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Fund or its affiliates or any Portfolio, pooled vehicle, security or other investment or portfolio regarding which the Fund or its affiliates provide services or is otherwise associated (“Fund Entities”) that is generated or aggregated by State Street or its affiliates in connection with services performed on the Fund’s behalf or otherwise prepared by State Street (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). State Street’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Administrator or the Trust shall be as provided in such respective other agreements between State Street or its affiliates and the Administrator or the Fund relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Fund Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify State Street’s or its affiliates’ obligations to the Administrator or the Fund under the Other Fund Agreements.

In connection with the provision of the Form N-CEN Support Services, by State Street, the Administrator acknowledges and agrees that it will be responsible for providing State Street with any information requested by State Street, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to State Street, in formats compatible with Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by State Street in connection with a Fund reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by State Street, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by State Street for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported on Form N-CEN Section E (as determined by the Administrator), including, without limitation, arranging for the provision of data from the Fund, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to State Street (or any of its affiliates) in its capacity as administrator to one or more Funds, State Street and the Administrator will agree on the scope of the information to be extracted from State Street’s or any of its affiliate’s systems for purposes of State Street’s provision of Form N-CEN Support Services, subject to the discretion of State Street, and State Street is hereby expressly authorized to use any such information as necessary in connection with providing the Form N-CEN Support Services hereunder; and

(B) Providing all required information and assumptions not otherwise included in Fund data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for State Street to provide the Services.

2.       The Administrator acknowledges that it has provided to State Street all material assumptions used by the Administrator or that are expected to be used by the Administrator in connection with the completion of Form N-CEN Section E and that it has approved all material assumptions used by State Street in the provision of the Services prior to the first use of the Services. The Administrator will also be responsible for promptly notifying State Street of any changes in any such material assumptions previously notified to State Street by the Administrator or otherwise previously approved by the Administrator in connection with State Street’s provision of the Services. The Administrator acknowledges that the completion of Form N-CEN Section E and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;
•	Assumptions necessary in converting data extracts;
•	General operational and process assumptions used by State Street in performing the Services; and
•	Assumptions specific to the Fund.

The Administrator hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Administrator (and/or State Street on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3. The Administrator acknowledges and agrees on the following matters:

(A)       The Administrator has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Administrator has determined that the Services are suitable for its purposes. None of

State Street or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including State Street, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B) The Administrator assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. State Street is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and State Street is not providing any customization, guidance, or recommendations. Where the Administrator uses Services to comply with any law, regulation, agreement, or other Fund obligation, State Street makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and State Street has no obligation of compliance with respect thereto.

(C)       The Administrator may use the Services and any reports, charts, graphs, data, analyses and other results generated by State Street in connection with the Services and provided by State Street to the Administrator (“Materials”) (a) for the internal business purpose of the Administrator relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-CEN update, including any Portfolio of Investments, if applicable. The Administrator may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Fund (each a “Permitted Person”); provided, however, (i) the Administrator may not charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Administrator has separate license rights with respect to the use of such Third Party Data, or (iii) the Administrator may not use the Services or Materials in any way to compete or enable any third party to compete with State Street. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Administrator, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Fund or any Permitted Persons (collectively, including the Administrator, “Fund Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Administrator has separate license rights with respect to the use of such Third Party Data). Without limitation, Fund Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D) The Administrator shall limit the access and use of the Services and the Materials by any Fund Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Administrator shall be responsible and liable for all acts and omissions of any Fund Parties.

(E) The Services, the Materials and all confidential information of State Street (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of State Street. The Administrator has no rights or interests with respect to all or any part of the Services, the Materials or State Street’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Administrator automatically and irrevocably assigns to State Street any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or State Street’s confidential information, including, for the avoidance of doubt and without limitation, any Fund Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with State Street (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Fund.

(F) State Street may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

Liability

State Street’s cumulative liability for each calendar year (a “Liability Period”) with respect to the Form N-CEN Services provided pursuant to this Appendix C to the Agreement, regardless of the form of action or legal theory, shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Administrator including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to State Street’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the Effective Date and terminating on December 31, 2021 shall be the date of this Agreement through December 31, 2021, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2022 and terminating on December 31, 2022 shall be the date of this Agreement through December 31, 2021, calculated on an annualized basis.

[Remainder of Page Intentionally Left Blank]

ANNEX I

to Appendix C

Further to the Master Sub-Accounting Services Agreement dated as of January 1, 2007 by and between Putnam Investment Management, LLC (the “Administrator”) and State Street Bank and Trust Company (“State Street”), the Administrator and State Street mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-CEN Services
Putnam etf trust

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

Putnam Investment Management, LLC	STATE STREET BANK AND TRUST COMPANY
By: /s/ Susan Malloy Name: Susan Malloy Title: Head of Accounting and Middle Office Services 100 Federal Street Boston, MA 02110 September 23, 2022	By: /s/ Stephanie B. Mansfield Name: Stephanie B. Mansfield Title: Managing Director, Global Relationship Management Address: 1 Lincoln Street Boston, MA 02110 Date: September 23, 2022